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                                                                   Exhibit 10.16




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                                SECOND AMENDMENT
                                       TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
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         Second Amendment dated as of December 31, 1998 to Revolving Credit and
Term Loan Agreement (the "Second Amendment"), by and among STRIDE & ASSOCIATES, INC. a Delaware corporation (the "Borrower"), BANKBOSTON, N.A. and the other lending institutions listed on SCHEDULE 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and BANKBOSTON, N.A., as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Revolving Credit and Term Loan Agreement dated as of June 4, 1998 (as amended by the First Amendment to Revolving Credit and Term Loan Agreement dated as of August 10, 1998 and as further amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrower and the Banks have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Second Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMENT. The definition of "Consolidated Operating Cash Flow" is hereby amended by deleting such definition in its entirety and restating it as follows:

                  CONSOLIDATED OPERATING CASH FLOW. For any period, an amount equal to (a) EBITDA for such period, less (b) the sum of (i) cash payments for all taxes paid during such period, PROVIDED that for purposes of calculating this clause (i), income taxes incurred for the fiscal quarter ended September 30, 1998 but not paid until the fiscal quarter ended December 31, 1998 shall, for purposes of this definition, be treated as paid in the September 30, 1998 fiscal quarter and excluded from calculations for the December 31, 1998 fiscal quarter, PLUS (ii) to the extent not already deducted in the determination of EBITDA, Capital Expenditures made during such period.

         SECTION 2. AMENDMENT TO SECTION 10 OF THE CREDIT AGREEMENT.
Section 10.2 of the Credit Agreement is hereby amended by deleting
Section 10.2 in its entirety and restating it as follows:

                  SECTION 10.2 DEBT SERVICE COVERAGE RATIO. The Borrower will not permit the Debt Service Coverage Ratio (a) at the end of any fiscal quarter other than the fiscal quarter ending March 31, 1999 to be less than 1.25:1.00, and (b) at the end of the fiscal quarter ending March 31, 1999 to be less than 1.00:1.00.

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                                      -2-



         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall not become effective until the Agent receives a counterpart of this Second Amendment, executed by the Borrower and the Majority Banks.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 7 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this Second Amendment, the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Second Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

         SECTION 5. RATIFICATION, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Second Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         SECTION 6. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

         SECTION 7. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         SECTION 8. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

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         IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment as a document under seal as of the date first above written.


                               STRIDE & ASSOCIATES, INC.

                               By: /s/ Anthony Groves
                                   ---------------------------------------
                                   Title: Chief Financial Officer


                               BANKBOSTON, N.A.,
                                 individually and as Agent

                               By: /s/ John B. Desmond
                                   --------------------------------------
                                   Vice President


                               IMPERIAL BANK

                               By: /s/ Paula O. Pouripauskur
                                   --------------------------------------
                                   Title: Vice President


                               SILICON VALLEY BANK

                               By: /s/ Janet Bran
                                   --------------------------------------
                                   Title: Senior Vice President